UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2017

BRIGHTCOVE INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35429	20-1579162
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Congress Street, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 882-1880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 2.02. Results of Operations and Financial Condition.

On July 26, 2017, Brightcove Inc. (the “Company”) issued a press release announcing certain financial and other information for the quarter ended June 30, 2017. The full text of the press release and the related attachments are furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2017, David Mendels resigned upon mutual agreement with the Company’s Board of Directors (the “Board”) from all positions that he held with the Company as an officer, director or otherwise or with any affiliate of the Company, including as Chief Executive Officer of the Company and as a member of the Board. Mr. Mendels’ resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Mendels’ resignation, the Company and Mr. Mendels entered into a separation agreement on July 24, 2017 (the “Agreement”) which supersedes Mr. Mendels’ employment agreement dated August 8, 2011 (as amended). The Agreement provides, among other things, that (a) Mr. Mendels’ employment with the Company shall end on July 31, 2017 (the “Separation Date”), (b) the Company will continue to pay Mr. Mendels’ base salary at his current rate, as well as one times his target incentive compensation for the 2017 fiscal year, in substantially equal installments for the twelve-month period beginning on the Separation Date and ending on July 31, 2018, (c) the Company will pay Mr. Mendels a single lump sum cash payment equal to 12 months of monthly employer contributions for health benefits, (d) the vesting of all outstanding stock options and stock-based awards held by Mr. Mendels as of the Separation Date from the Company will accelerate by (i) 25% immediately upon Separation Date and (ii) 100% if there is a change of control of the Company on or before December 31, 2017, (e) the option exercise period for all stock options awarded after the Company’s initial public offering will be extended from 90 days to 180 days following the Separation Date, (f) Mr. Mendels will comply with certain confidentiality, non-disparagement and other obligations and (g) Mr. Mendels agreed to a general release of claims in favor of the Company. A copy of the Agreement is filed herewith as Exhibits 99.2.

The Board elected Andrew Feinberg as acting Chief Executive Officer of the Company, effective on July 24, 2017 as of Mr. Mendels’ resignation.

Mr. Feinberg, age 52, has served as the Company’s President and Chief Operating Officer since November 2016. From July 2015 to October 2016, Mr. Feinberg served as the Company’s President, International Operations. Prior to that, Mr. Feinberg served as the Company’s Chief Legal Officer from 2005 through 2015 and the Company’s Executive Vice President, Asia Pacific and Japan, from 2008 through 2012 and from 2014 through 2015. Mr. Feinberg also had responsibility for Human Resources and Emerging Markets from 2012 through 2014. Prior to joining the Company, Mr. Feinberg was at Lycos, a search engine provider, from 1999 to 2005, serving as Vice President and General Counsel from 2001 to 2005. Before joining Lycos, Mr. Feinberg was an attorney with Choate, Hall & Stewart, LLP in Boston, Massachusetts from 1997 to 1999 and with Shearman & Sterling LLP in New York, New York from 1991 to 1997. Before joining Shearman & Sterling, Mr. Feinberg served as a Law Clerk to United States District Judge T.F. Gilroy Daly in the District of Connecticut. Mr. Feinberg received his J.D. from Cornell Law School, where he was an Editor of the Cornell Law Review, and his B.A. from Tufts University.

In connection with Mr. Feinberg’s election as acting Chief Executive Officer, the Company entered into an amendment (the “Amendment”) to the employment agreement between the Company and Mr. Feinberg dated as of August 8, 2011 (as amended), which provides for, among other things: (i) base salary of $400,000; (ii) target annual incentive compensation of 75 percent of base salary; and (iii) additional severance and change in control benefits contingent upon Mr. Feinberg’s agreeing to a general release of claims in favor of the Company following termination of employment and his employment continuing until the earliest of (a) the date of the Company’s annual earnings call for the fiscal year ending December 31, 2017, (b) two months following the Company’s announcement of a new chief executive officer other than Mr. Feinberg during which two month period Mr. Feinberg shall make himself available as requested to assist in a transition of duties or (c) February 28, 2018. A copy of the Amendment is filed herewith as Exhibits 99.3.

There are no family relationships between Mr. Feinberg and any director or executive officer of the Company, and other than as described in this Item 5.02, Mr. Feinberg has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 26, 2017, the Company issued a press release announcing that Andrew Feinberg has been named acting Chief Executive Officer and Mr. Mendels’ resignation from the Company. A copy of the press release is furnished as Exhibit 99.4 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.4 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Brightcove Inc. dated July 26, 2017, including attachments.

99.2	Separation Agreement, dated July 24, 2017, by and between the Company and David Mendels.

99.3	Amendment to Employment Agreement, dated July 24, 2017, by and between the Company and Andrew Feinberg.

99.4	Press Release of Brightcove Inc. dated July 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2017	Brightcove Inc.

	By:	/s/ Kevin R. Rhodes
Kevin R. Rhodes
Chief Financial Officer